WRITTEN CONSENT IN LIEU OF A SPECIAL MEETING OF
THE STOCKHOLDERS OF
BRAZOS INTERNATIONAL EXPLORATION, INC.

August 12, 2010

          In accordance with Chapter 78.209,78.385 and 78.390 of the Nevada Revised Statutes (the “Nevada Revised Statutes”), the undersigned, being certain stockholders (the “Stockholders”) of Brazos International Exploration, Inc., a Nevada corporation (the “Corporation”), holding at least a majority of the voting power of the Corporation necessary to take such action listed below, by written consent in lieu of a special meeting of the Stockholders of the Corporation, hereby agree to the following resolutions:

Increase of Authorized Share Capital of Common Shares

          RESOLVED, that the Stockholders hereby approve the increase of the Corporation’s authorized common share capital from 70,000,000 common shares Par Value $0.001 to 1,500,000,000 common shares Par Value $0.001 and amending the Corporation’s articles of incorporation to reflect the same.

          The execution of this written consent shall constitute written waiver of any notice required by the Nevada Revised Statutes, the Corporation’s bylaws, as amended, or the Corporation’s articles of incorporation, as amended. The actions set forth herein shall be effective on the date first specified above.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this consent, which may be executed by facsimile and in counterparts, was executed by each of the undersigned stockholders on the date set forth opposite his, her or its signature, and the action taken hereby was effective on the date specified above.

Name of Shareholder	Date Signed	Number of shares	Percentage of shares owned

/S/ James R. Renfro	Date: August 12, 2010	24,000,000	54%
James R. Renfro, President
Renfro Holdings, Inc.